SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2004

First Citizens BancShares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16471	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3128 Smoketree Court; Raleigh, North Carolina	27604
(Address of principal executive offices)	(Zip Code)

Registrant’s phone number including area code: 919-716-7000

Item 7.    Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is being filed with this Report:

Exhibit No.	Exhibit Description
99	Copy of press release dated July 26, 2004

Item 9. Regulation FD Disclosure (Being furnished under both Item 9 and Item 12).

On July 26, 2004, Registrant announced its results of operations for the quarter ended June 30, 2004. A copy of Registrant’s press release issued this date is attached as Exhibit 99 to this Report and is incorporated by reference into this Report.

Disclosures About Forward Looking Statements

The discussions included in this Report and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Registrant and its management about future events. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing conditions or strategies of the Registrant’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

First Citizens BancShares, Inc.
(Registrant)

	By:	/s/ KENNETH A. BLACK
Date: July 26, 2004		Kenneth A. Black, Vice President